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                                                                     EXHIBIT 5.1

                      [PORTER & HEDGES, L.L.P. LETTERHEAD]


                               September 22, 2003

Torch Offshore, Inc.
401 Whitney Avenue, Suite 400
Gretna, Louisiana 70056

Ladies and Gentlemen:

         We have acted as counsel to Torch Offshore, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 as amended (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 828,333 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be offered and sold from time to time by selling security holders of the Company.

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that the Shares are validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.


                                               Very truly yours,


                                              /s/ PORTER & HEDGES, L.L.P.


                                               PORTER & HEDGES, L.L.P.